EATON VANCE MUTUAL FUNDS TRUST

AMENDMENT TO DECLARATION OF
TRUST


AMENDMENT effective November 14, 2011,
made to the Amended and Restated Declaration of Trust dated August 17, 1993, as amended, (hereinafter called the "Declaration") of Eaton
Vance Mutual Funds Trust, a Massachusetts business trust (hereinafter called the "Trust"), by at least a majority of the Trustees of the Trust in office on November 14, 2011.

WHEREAS, Section 8.4 of Article VIII of the
Declaration empowers a majority of the
Trustees of the Trust to amend the Declaration without the vote or consent of Shareholders to make such changes as do not have a materially adverse effect on the rights or interests of Shareholders;

NOW, THEREFORE, at least a majority of the duly elected and qualified Trustees do hereby amend the Declaration in the following manner:

1.	Section 8.2 of Article VIII of the
Declaration is hereby amended and
restated in its entirety to read as
follows:

Section 8.2.  Termination of the Trust or a
Series or a Class.  (a)  The Trust or any Series
or Class thereof may be terminated by: (1) the
affirmative vote of the holders of not less than
two-thirds of the Shares outstanding and
entitled to vote at any meeting of Shareholders
of the Trust or the appropriate Series or Class
thereof, or by an instrument or instruments in
writing without a meeting, consented to by the
holder of two-thirds of the Shares of the Trust
or a Series or Class thereof, provided, however,
that, if such termination is recommended by
the Trustees, the vote of a majority of the
outstanding voting securities of the Trust or a
Series or Class thereof entitled to vote thereon
shall be sufficient authorization; or (2) by the
approval of a majority of the Trustees then in
office to be followed by a written notice to
Shareholders.  Such Trustee approval may (but
need not) be based on factors or events
adversely affecting the ability of the Trust, such
Series or Class to conduct its business and
operations in an economically viable manner.
Such factors and events may include (but are
not limited to) the inability of a Series or Class
or the Trust to maintain its assets at an
appropriate size, changes in laws or regulations
governing the Series or Class or the Trust or
affecting assets of the type in which such Series
or Class or the Trust invests, or political social,
legal, or economic developments or trends
having an adverse impact on the business or
operations of such Series or Class or the Trust.
Upon the termination of the Trust or the Series
or Class,

(i)	The Trust, Series or Class shall
carry on no business except for the
purpose of winding up its affairs.

(ii)	The Trustees shall proceed to wind
up the affairs of the Trust, Series or
Class and all of the powers of the
Trustees under this Declaration
shall continue until the affairs of
the Trust, Series or Class shall have
been wound up, including the
power to fulfill or discharge the
contracts of the Trust, Series or
Class, collect its assets, sell,
convey, assign, exchange, transfer
or otherwise dispose of all or any
part of the remaining Trust
Property or assets allocated or
belonging to such Series or Class to
one or more persons at public or
private sale for consideration which
may consist in whole or in part of
cash, securities or other property of
any kind, discharge or pay its
liabilities, and do all other acts
appropriate to liquidate its business.

(iii)	After paying or adequately
providing for the payment of all
liabilities, and upon receipt of such
releases, indemnities and refunding
agreements as they deem necessary
for their protection, the Trustee
may distribute the remaining Trust
Property or the remaining property
of the terminated Series or Class, in
cash or in kind or in any
combination thereof, among the
Shareholders of the Trust or the
Series or Class according to their
respective rights.

 (b) After termination of the Trust, Series or Class and distribution to the Shareholders as herein provided, a Trustee or an officer of the Trust shall execute and lodge among the records of the Trust and file with the Massachusetts Secretary of State an instrument and a certificate (which may be part of such instrument) in writing setting forth the fact of such termination and that it has been duly adopted by the Trustees, and the Trustees shall thereupon be discharged from all further liabilities and duties with respect to the Trust or the terminated Series or Class, and the rights and interests of all Shareholders of the Trust or the terminated Series or Class shall thereupon cease.


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IN WITNESS WHEREOF, the undersigned
certifies this amendment has been duly adopted at a meeting of the Board of Trustees held on November 14, 2011. Signed this 21st day of
December, 2011.


/s/ Maureen A. Gemma
Maureen A. Gemma
Secretary to the Trust